EXHIBIT 5.1

                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                           Direct Line: (954) 766-7858




                                                     March 10, 1998

Vitech America, Inc.
8807 Northeast 23rd Street
Miami, Florida 33172

         RE: REGISTRATION STATEMENT ON FORM S-3; VITECH AMERICA, INC. (THE "COMPANY"), 133,146 SHARES OF COMMON STOCK

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 133,146 shares of Common Stock, no par value per share (the "Common Stock") to be sold by the Selling Security Holders designated in the Registration Statement. The shares of Common Stock to be sold consist of (i) up to 91,188 shares of Common Stock issued to certain Selling Security Holders upon the closing of a Buy-Sell Contract dated as of November 17, 1997 by and between the Company and Tech Shop Holdings USA, Inc.; and (ii) 41,958 shares of Common Stock issued to certain Selling Security Holders upon the closing of a Buy-Sell Contract dated November 18, 1997 by and between the Company and Recife Holdings USA, Inc.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as Amended), By-Laws, Buy-Sell Contracts, instruments pertaining to the issuance of the shares of Common Stock, and related exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, is validly issued, fully paid and non-assessable.

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Vitech America, Inc.
March 10, 1998
Page 2


         We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission. Members of Atlas, Pearlman, Trop & Borkson, P.A. own 26,500 Shares of the Company's Common Stock.

                                     Very truly yours,

                                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                     /s/ Atlas, Pearlman, Trop & Borkson, P.A.
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